Exhibit 99.1

International Headquarters
2150 St. Elzéar Blvd. West
Laval, Québec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

Investor Contact:	Media Contact:
Arthur Shannon	Lainie Keller
arthur.shannon@valeant.com	lainie.keller@valeant.com
(514) 856-3855	(908) 927-0617
(877) 281-6642 (toll free)

VALEANT TO SEEK REFINANCING OF ITS EXISTING CREDIT AGREEMENT

LAVAL, Quebec, May 10, 2018 – Valeant Pharmaceuticals International, Inc. (NYSE/TSX: VRX) (“Valeant” or the “Company”) today announced that it is seeking to amend and restate its existing credit agreement (the “Credit Agreement”) and borrow $3.815 billion of new Term B loans (the “New Term B Loans”) under the Credit Agreement. The amendment and restatement is expected to have the effect of (i) extending the maturity date of the revolving facility to five years from the closing date, in an amount up to $1.2 billion (subject to a springing maturity with respect to the earlier maturity of debt in excess of $1.0 billion), (ii) replacing the Term B loans currently outstanding under the Credit Agreement with the New Term B Loans, which will have a maturity date that is seven years from the closing date, (iii) modifying the covenants to provide the Company with enhanced operating flexibility, (iv) adding the Company’s wholly owned subsidiary, Valeant Pharmaceuticals International (“VPI”) as a co-borrower and (v) lowering the interest rates applicable to the Credit Agreement. The Company also intends, subject to market conditions, to have VPI issue $750 million of secured debt securities and $750 million of unsecured debt securities (together, the “New Debt Securities”).

The proceeds of the New Term B Loans and the New Debt Securities are expected to be used to refinance the Company’s outstanding Term B loans and redeem the 5.375% Senior Notes due 2020, 6.375% Senior Notes due 2020, 6.75% Senior Notes due 2021 and 7.25% Senior Notes due 2022.
The foregoing transactions are subject to market and other conditions and are anticipated to close in the second quarter of 2018. However, there can be no assurance that the Company will be able to successfully complete the transactions, on the terms described above, or at all.
The New Debt Securities will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws. The New Debt Securities have not been and will not be qualified for sale to the public by prospectus under applicable Canadian securities laws and, accordingly, any offer and sale of the securities in Canada will be made on a basis which is exempt from the prospectus requirements of such securities laws.
This release is being issued pursuant to Rule 135c under the Securities Act and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Valeant
Valeant Pharmaceuticals International, Inc. (NYSE/TSX: VRX) is a global company whose mission is to improve people’s lives with our health care products. We develop, manufacture and market a range of pharmaceutical, medical device and over-the-counter products, primarily in the therapeutic areas of eye health, gastroenterology and dermatology. We are delivering on our commitments as we build an innovative company dedicated to advancing global health.

Forward-looking Statements
This news release may contain forward-looking statements, including, but not limited to, our refinancing transaction and the details thereof, including the proposed use of proceeds therefrom, the expected timing of the closing of the refinancing and our ability to close such refinancing, the planned amendments to our Credit Agreement proposed in connection with such refinancing, the potential offering debt securities proposed in connection with the refinancing and the details thereof, the potential extension of the maturity date of the revolving facility and the Term B loans and the other expected effects of the refinancing. Forward-looking statements may generally be identified by the use of the words "anticipates," "expects," "intends," "plans," "should," "could," "would," "may," "will," "believes," "estimates," "potential," "target," or "continue" and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in the Company's most recent annual and quarterly reports and detailed from time to time in Valeant's other filings with the Securities and Exchange Commission and the Canadian Securities Administrators, which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Valeant undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect actual outcomes, unless required by law.

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